SUB-ITEM 77I

MFS International Growth Fund and International Value Fund, each a series of MFS Series Trust X, established a new class of shares as described in the prospectus contained in the Post-Effective Amendment No. 60 to the Registration Statement (File Nos. 33-1657 and 811-4492), as filed with the Securities and Exchange Commission via EDGAR on April 27, 2006, under Rule 485 under the Securities Act of 1933. Such description is incorporated herein by reference